   As filed with the Securities and Exchange Commission on December 12, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              TRIPATH IMAGING, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                            56-1995728
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)

                              780 PLANTATION DRIVE
                        BURLINGTON, NORTH CAROLINA 27215
                    (Address of principal executive offices)

                             ----------------------

                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              PAUL R. SOHMER, M.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              TriPath Imaging, Inc.
                              780 Plantation Drive
                        Burlington, North Carolina 27215
                                 (336) 222-9707
            (Name, address and telephone number of agent for service)

                             ----------------------

                                 with copies to:

                            STEVEN N. FARBER, ESQUIRE
                            JAMES T. BARRETT, ESQUIRE
                               Palmer & Dodge LLP
                   111 Huntington Avenue at Prudential Center
                        Boston, Massachusetts 02119-7613
                                 (617) 239-0100

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
Title of each class of securities      Amount to be       Proposed maximum      Proposed maximum       Amount of
         to be registered              registered(1)     offering price per    aggregate offering    registration
                                                              share(2)              price(2)              fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value            1,000,000            $6.715              $6,715,000           $ 1,604.89
---------------------------------------------------------------------------------------------------------------------

(1) In addition pursuant to Rule 416(c) under the Securities Act of 1933, as amended, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of common stock.

(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on December 5, 2001 as reported by the Nasdaq National Market System.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I is included in the documents sent or given to participants in the 2001 Employee Stock Purchase Plan of TriPath Imaging, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents filed with the Commission are incorporated herein by reference:

       (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b), or otherwise, under the Securities Act that contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

       (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

       (c) The description of the common stock of the Registrant, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       (d) The Registrant's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

       (e) Information as to stock options, including the amount outstanding, exercises, prices and expiration dates, included in the Registrant's definitive proxy statement, described in (d) above and which will be included in the future either in the Registrant's proxy statements, annual reports or appendices to the prospectus.

All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or that deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

[Not Applicable.]

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court.

Article V of our Amended and Restated By-laws provides that the Registrant shall, to extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in
Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article V also provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Laws, Article NINTH of our Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to

         Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in
         Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, North Carolina, on this 11th day of December, 2001.

                                 TRIPATH IMAGING, INC.



                                 By: /s/ Paul R. Sohmer
                                     ------------------------------------------
                                     Paul R. Sohmer, M.D.
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of TriPath Imaging, Inc., hereby severally constitute and appoint Paul R. Sohmer and James T. Barrett, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

           SIGNATURE                                   TITLE                                 DATE
           ---------                                   -----                                 ----
  /s/ Paul R. Sohmer                     President, Chief Executive Officer            December 11, 2001
------------------------------           and Director
Paul R. Sohmer, M.D.                     (Principal Executive Officer)



                                         Senior Vice President and Chief               December 11, 2001
  /s/ Stephen P. Hall                    Financial Officer (Principal Financial
------------------------------           Officer)
Stephen P. Hall



  /s/ James D. Everhart                  Treasurer                                     December 11, 2001
------------------------------           (Principal Accounting Officer)
James D. Everhart



  /s/ Thomas A. Bonfiglio                Director                                      December 11, 2001
------------------------------
Thomas A. Bonfiglio



  /s/ Richard A. Charpie                 Director                                      December 11, 2001
------------------------------
Richard A. Charpie



  /s/ Haywood D. Cochrane                Director                                      December 11, 2001
------------------------------
Haywood D. Cochrane



  /s/ Robert E. Curry                    Director                                      December 11, 2001
------------------------------
Robert E. Curry



  /s/ David A. Thompson                  Director                                      December 11, 2001
------------------------------
David A. Thompson

                                  EXHIBIT INDEX

Exhibit Number                           Description
--------------                           -----------
5.1                  Opinion of Palmer & Dodge LLP as to the legality of
                     the securities registered hereunder.

23.1                 Consent of Ernst & Young LLP, independent auditors.

23.2                 Consent of Palmer & Dodge LLP (contained in
                     Opinion of Palmer & Dodge LLP, filed as Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page to this Registration Statement).